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                                                                    Exhibit 10.7

                                                                  EXECUTION COPY



THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBJECT TO CERTAIN RIGHTS OF OFFSET DESCRIBED HEREIN. THIS NOTE AND THE INDEBTEDNESS EVIDENCE HEREBY ARE ALSO SUBJECT TO THE TERMS AND PROVISIONS OF AN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED MAY 26, 1994, TO WHICH WASTE-QUIP, INC., MAKER, PAYEE AND SANWA BUSINESS CREDIT CORPORATION ARE PARTIES. THE MAKER WILL MAIL TO THE HOLDER HEREOF A COPY OF SUCH INTERCREDITOR AND SUBORDINATION AGREEMENT WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR ADDRESSED TO MAKER. ANY PERMITTED ASSIGNEE, TRANSFEREE OR PLEDGEE HEREUNDER SHALL TAKE THIS NOTE SUBJECT TO THE TERMS HEREOF AND THE TERMS OF SUCH INTERCREDITOR AND SUBORDINATION AGREEMENT.

THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, OR QUALIFIED UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED. NEITHER THIS NOTE NOR ANY PORTION HEREOF NOR INTEREST HEREIN MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACTS AND ANY APPLICABLE STATE SECURITIES LAW, OR IT IS ESTABLISHED TO THE SATISFACTION OF WASTE-QUIP, INC. THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

                                  SUBORDINATED
                                 PROMISSORY NOTE
                              ("POST-CLOSING NOTE")

August 29, 1994
Cleveland, Ohio                                                       $2,150,000

                  Waste-Quip Manufacturing Company, an Ohio corporation ("Maker"), hereby promises, pursuant to the terms, conditions and provisions set forth herein, to pay to the order of May Fab - Mississippi, Inc., a Texas corporation ("Payee"), at P. O. Box 1029, Beeville, Texas 78104 (or at such other address as the Payee may designate), the principal amount of Two Million, One Hundred Fifty Thousand Dollars ($2,150,000) together with interest thereon calculated from the date hereof in accordance with the provisions of this Subordinated Promissory Note (the "Note").

                 1. PAYMENT. The principal amount due hereunder shall be paid on the earliest to occur of:

                  (a) the closing of an initial public offering of the common stock or another equity security of Waste-Quip, Inc., an Ohio Corporation and parent of Maker ("Waste-Quip"), which public offering yields gross proceeds to Waste-Quip (before expenses, underwriting discounts and commissions) of at least five million dollars ($5,000,000);

                  (b) the closing of a sale to an Unrelated Third Party (as defined in Section 7 below) of all or substantially all of the stock of Waste-Quip or of all or substantially all of the assets of Waste-Quip and its subsidiaries considered as a whole;

                  (c) the closing of a sale to an Unrelated Third Party of all or substantially all of the stock of Maker;
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                  (d) the closing of a sale to an Unrelated Third Party of all or substantially all of the assets comprising the container business then being operated by the May Fab Division of Maker in the States of Texas, Mississippi and Oklahoma for a purchase price (exclusive of the value of assumed trade payables and other normal current accruals other than the current portion of long-term debt) which is greater than twelve million dollars ($12,000,000); or

                  (e)      May 26, 2001.

Commencing on the date hereof, interest will accrue at the rate of nine percent (9%) per annum (calculated on the basis of a year of 360 days) on the unpaid principal amount of this Note outstanding from time to time. Interest accrued on the unpaid principal balance shall be paid quarterly on the first day of each January, April, July and October occurring during the term of this Note, beginning on July, 1994. Interest will accrue on any principal payment due under this Note, and on any interest which has not been paid on the date on which it is payable, until such time as payment therefor is delivered to the Payee. Any accrued interest which for any reason has not theretofore been paid will be paid in full on the date on which the final principal payment on this Note is paid. This Note is issued pursuant to an Asset Purchase Agreement dated May 20, 1994 (the "Asset Purchase Agreement"), by and among Maker and Payee, among others.

                 2. FORM OF PAYMENTS. Any payment to be made hereunder shall be made in lawful money of the United States of America or by wire transfer of immediately available funds in the manner agreed to by Maker and the Payee, without presentment, protest, notice of protest, notice of nonpayment, notice of intent to accelerate, notice of acceleration or any other notice or demand whatsoever.

                 3. SUBORDINATION. This Note and the indebtedness evidenced hereby are subject to the terms and provisions of an Intercreditor and Subordination Agreement, dated May 26, 1994 (the "SBCC Subordination Agreement"), by and among Waste-Quip, Maker, Payee and Sanwa Business Credit Corporation ("SBCC") including, without limitation, the terms and conditions by which payment of principal and interest on this Note is expressly subordinated to the prior payment of all Senior Indebtedness as defined in the SBCC Subordination Agreement (the "Senior Indebtedness"). Payee covenants and agrees that, upon written request from Waste-Quip or Maker, Payee shall, within three
(3) days of receipt of such written request, execute an intercreditor and subordination agreement, in substantially the same form as the SBCC Subordination Agreement, in favor of the holder of any Senior Indebtedness, whether such Senior Indebtedness is now existing or is hereafter created, incurred, assumed, acquired or guaranteed. Any permitted assignee or transferee of this Note, by the taking of such Note, shall be deemed to have agreed to be bound by the provisions contained herein and in the SBCC Subordination Agreement.

                 4. PREPAYMENT. Subject to the terms and provisions set forth herein and in the SBCC Subordination Agreement, this Note may be prepaid in whole or in part at any time without notice, bonus, penalty or premium. Any prepayment shall be credited first against accrued interest due and payable hereunder, with any remaining balance credited against principal.

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                 5. ADJUSTMENT OF THE NOTE AND RIGHT OF SETOFF. The terms and provisions of this Note and the rights of the Payee are subject to the rights of setoff set forth in Section 9.7 of the Asset Purchase Agreement.

                 6. EVENT OF DEFAULT; ACCELERATION. The following shall constitute an "Event of Default" under this Note:

                  (a) if Maker shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (ii) admit in writing its general inability to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (v) be adjudicated a bankrupt or insolvent; (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors; (vii) acquiesce to, or fail to have dismissed, within 30 days, any petition filed against it in any involuntary case under such bankruptcy laws; or

                  (b) if Maker shall fail to pay the principal or interest due hereunder as the same becomes due and payable, which failure: (i) is not permitted by the setoff provisions of Section 9.7 of the Asset Purchase Agreement; (ii) is not required by the SBCC Subordination Agreement; and (iii) is not remedied by Maker within ten business days after its receipt of written notice from the Payee with respect thereto.

Subject to the terms and provisions of the SBCC Subordination Agreement, if an Event of Default occurs, Payee, at its option, may declare the outstanding principal balance of and all accrued but unpaid interest on this Note to be immediately due and payable by giving written notice thereof to Maker.

                 7. DEFINITION OF UNRELATED THIRD PARTY. For purposes of this Note, the term "Unrelated Third Party" shall mean a person, corporation, partnership or other entity other than (a) Waste-Quip, (b) a person, corporation, partnership or other entity in control of, controlled by or under common control with, Waste-Quip, or (c) a Senior Lender (as defined in the SBCC Subordination Agreement).

                 8. NOTICES. All notices, correspondence or other documents to be delivered in connection herewith shall be delivered as follows:

                  (a)      If to Maker, to:

                           Waste-Quip Manufacturing Company
                           c/o Waste-Quip, Inc.
                           25800 Science Park Drive
                           Suite 140
                           Beachwood, Ohio 44122
                           Attention:  Charles W. Walton

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                           With a copy to:

                           Calfee, Halter & Griswold
                           Suite 1800
                           800 Superior Avenue
                           Cleveland, Ohio 44114-2688
                           Attention: Dale C. LaPorte, Esq.

                  (b)      If to the Payee, to:

                           Robert A. May
                           c/o May Fabricating Company, Inc.
                           P.O. Box 1029
                           Beeville, Texas 78104

                           With a copy to:

                           Daryl B. Crown, P.C.
                           11810 Village Park Circle
                           Houston, Texas  77024

or to such other address as may have been designated in a prior notice. Notices shall be deemed to have been given two business days after being mailed if sent by registered or certified mail, or upon delivery to said address if delivered in person, mailed by regular mail, or sent by courier, telecopy or facsimile.

                 9. GOVERNING LAW. This Note shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the United States, where applicable, and the laws of the State of Ohio, without regard to the conflict of laws provisions thereof.

                10. SECTION TITLES. The section titles contained in this Note are intended for convenience of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                11. CANCELLATION. After all principal and accrued interest at any time owed on this Note have been paid in full, in accordance with the terms hereof, this Note will be surrendered to Maker for cancellation and will not be reissued.

                12. ASSIGNMENT. Payee shall not give, sell, assign, transfer (by operation of law or otherwise, including transfers pursuant to divorce or separation, but excluding testamentary disposition), pledge, mortgage, hypothecate or otherwise dispose of ("Transfer") this Note without the prior written approval of Maker; PROVIDED, HOWEVER, that this restriction shall not apply to the Transfer, pursuant to the liquidation and dissolution of Payee, of this Note to a shareholder of Payee who: (a) has executed and delivered to Maker a Power of Attorney and Agency Agreement in form and substance reasonably satisfactory to Maker, pursuant to which Robert A. May (or in the event of his inability to serve, another shareholder who is reasonably satisfactory to Waste-
Quip) is appointed as the Attorney-in-Fact for such shareholder and has the exclusive right to enforce this Note on his or her behalf; (b) also receives in

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such Transfer an assignment of the Subordinated Note Guaranty executed by Waste-
Quip in favor of Payee and May Fab - Mississippi, Inc. (the "Subordinated Guaranty"); and (c) has executed and delivered to Maker a written acknowledgment, in form and substance reasonably satisfactory to Maker, pursuant to which such shareholder agrees to be bound by the terms and provisions set forth herein and in (i) the SBCC Subordination Agreement, (ii) the Subordinated Guaranty, and (iii) any similar agreement which Waste-Quip or Maker requests to be executed pursuant to Section 3 above.

                13. AMENDMENT AND MODIFICATION. This Note may not be amended or modified without the prior written consent of the holder or holders of the Senior Indebtedness.



                                           Waste-Quip Manufacturing Company,
                                           an Ohio corporation

                                            By: /s/ Charles W. Walton
                                               ---------------------------------
                                               Charles W. Walton, Chairman

                                                        ("Maker")

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